Exhibit 15.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use of our report dated May 26, 2022, with respect to the consolidated financial statements of The Very Good Food Company Inc. (the “Company”) as at and for the year ended December 31, 2019 which is included in this Annual Report on Form 20-F of The Very Good Food Company Inc. for the fiscal year ended December 31, 2021.

We also consent to the incorporation by reference of such report in the registration statement (No. 333-261149) on Form S-8 of the Company.

/s/ DMCL LLP

Chartered Professional Accountants

Vancouver, Canada

May 26, 2022